THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

Please mark your votes as indicated in this example **X**

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN
1.1 William R. Ziegler,	☐	☐	☐
1.2 Richard F. Miles,	☐	☐	☐
1.3 Christopher M. Harte,	☐	☐	☐
1.4 Steven A. Webster,	☐	☐	☐
1.5 Gary M. Pittman,	☐	☐	☐
1.6 Robert L. Cabes, Jr.,	☐	☐	☐
1.7 Christopher D. Strong	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF ONE-TIME STOCK OPTION EXCHANGE PROGRAM for employees and executive officers	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF UHY LLP as independent public accountants of the Company	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Will Attend Meeting YES ☐

Signature ____________________ **Signature** ____________________ **Date** ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

GEOKINETICS INC.

INTERNET
http://www.proxyvoting.com/gok
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/gok

49010

GEOKINETICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard F. Miles, Scott A. McCurdy and Diane Anderson as proxies, each with full power of substitution, and authorizes them to vote as designated on the reverse side, all the shares of common stock and Series B Preferred Stock of Geokinetics Inc. (the "Company") held on record by the undersigned on Wednesday, April 8, 2009 (the "Record Date") and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Hilton Westchase, 9999 Westheimer Rd., Houston, TX 77042 at 2:00 p.m. on Wednesday, May 27, 2009, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Geokinetics Inc. now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.